UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 10, 2023
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2023, Sinclair Broadcast Group, Inc. (“Sinclair”) entered into a Preferred Unit Purchase Agreement (the “Purchase Agreement”), by and among Sinclair, Diamond Sports Holdings LLC ("DSH"), an indirect subsidiary of Sinclair, Preferred Equity Holding Co LLC (the “Buyer”), an indirect subsidiary of Sinclair, and JPMorgan Chase Funding Inc (“JPM”). Pursuant to the terms of the Purchase Agreement, the Buyer purchased from JPM the remaining 175,000 outstanding preferred units of DSH (the “Preferred Units”), using cash from Sinclair. The Preferred Units were purchased for an aggregate purchase price of $190.2 million representing 95% of the sum of the remaining unreturned capital contribution of $175.0 million, plus accrued and unpaid dividends up to, but not including, the date of purchase.

The Preferred Units accrued paid-in-kind dividends at a rate of more than 12% and were subject to another 50 basis point increase in August 2023.

The Purchase Agreement also terminates the Amended and Restated Guaranty of Collection, dated September 20, 2019, by and between Sinclair and JPM (the “Guaranty of Collection”). The Guaranty of Collection provided for a guaranty of collection by Sinclair made in favor of JPM with respect to the Preferred Units.

The foregoing description is only a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Preferred Unit Purchase Agreement, by and among Sinclair Broadcast Group, Inc., Diamond Sports Holdings LLC, Preferred Equity Holding Co LLC and JPMorgan Chase Funding Inc., dated February 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Sinclair agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: February 10, 2023